UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

HOOKER FURNISHINGS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

440 East Commonwealth Boulevard, Martinsville, Virginia, 24112
(Address of Principal Executive Offices) (Zip Code)

(276) 632-2133

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2026, Hooker Furnishings Corporation (the “Company”) entered into a First Amendment to Cooperation Agreement (the “Amendment”) with Global Value Investment Corporation and certain of its affiliates (collectively, “GVIC”), which amends that certain Cooperation Agreement, dated January 1, 2026, by and among the Company and GVIC (the “Cooperation Agreement”).

Pursuant to the Cooperation Agreement, the Company and GVIC agreed to act in good faith and cooperate to identify a mutually agreeable independent director candidate for appointment to the Board of Directors of the Company who possesses industry background relevant to the Company’s business (the “New Director Search”) no later than February 15, 2026. The Company and GVIC have narrowed the list of potential director candidates, but nonetheless believe it was prudent to enter into the Amendment, which extends the time period during which the Company and GVIC are required to conduct and complete the New Director Search to no later than February 28, 2027.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	First Amendment to Cooperation Agreement, by and among Hooker Furnishings Corporation, Global Value Investment Corporation and each of the parties listed on Schedule A thereto, dated as of February 17, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooker Furnishings Corporation

Date: February 17, 2026	By:	/s/ C. Earl Armstrong III
C. Earl Armstrong III
Chief Financial Officer and Senior Vice-President – Finance

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